UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2010

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On May 26, 2010, the shareholders of KVH Industries, Inc. (“KVH”) approved amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”). The amendments increased the number of shares reserved for issuance under the 2006 Plan by 2,250,000 to a total of 4,250,000. The amendments also:

•

changed the portions of the definition of “change of control” relating to either (i) a merger or consolidation of KVH with any other corporation or other entity or (ii) the sale or disposition of all or substantially all of KVH’s assets to provide that the “change of control” occurs upon consummation of such a transaction, rather than upon shareholder approval of such a transaction; and

•

added a provision to state expressly that shares of common stock tendered to KVH by a participant to exercise an award or otherwise acquire shares, as well as shares withheld from the exercise of an award or other acquisition of shares to cover the resulting tax liability, are not permitted to be added to the number of shares of common stock available for the grant of awards under the 2006 Plan.

The amendments to the 2006 Plan took effect on May 26, 2010. A copy of the 2006 Plan, as so amended, is attached hereto as Exhibit 10.1.

In connection with the solicitation of proxies for the approval of the amendments to the 2006 Plan, the KVH Board of Directors committed to KVH shareholders that, for fiscal years 2010 through 2012, KVH would prospectively maintain an average annual equity burn rate that does not exceed 5.15% (i.e., determined as of the end of fiscal year 2012), unless KVH otherwise receives shareholder approval to exceed that rate. For this purpose, KVH calculates its annual equity burn rate by dividing the sum of the number of shares of common stock subject to options and stock appreciation rights granted during the year plus twice the number of shares of common stock subject to restricted stock awards, restricted stock units and other full-value stock awards granted during the year by the weighted average number of shares of common stock outstanding during that year. In calculating its equity burn rate, KVH intends to include the automatic grants of shares of restricted stock to non-employee directors described in KVH’s proxy statement for the 2010 annual meeting of shareholders but exclude awards that KVH settles in cash rather than shares of common stock, awards issued under any plans that KVH assumes in connection with acquisitions, and issuances under tax-qualified employee stock purchase plans.

Also on May 26, 2010, the shareholders of KVH approved an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the “1996 Plan”) to increase the number of shares reserved for issuance under the 1996 Plan by 50,000 to a total of 600,000.

The amendment to the 1996 Plan took effect on May 26, 2010. A copy of the 1996 Plan, as so amended, is attached hereto as Exhibit 10.2.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of shareholders of KVH held on May 26, 2010, the shareholders voted on (i) a proposal to consider and vote upon the election of two Class II directors; (ii) a proposal to approve an amendment to KVH’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000; (iii) a proposal to approve amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 4,250,000 and to make certain other changes to the plan (which are described in more detail in Item 5.02(e) above); (iv) a proposal to approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan by 50,000 to 600,000 and (v) a proposal to ratify the appointment of KPMG LLP as KVH’s independent registered public accounting firm. All proposals were approved. The final results of such voting are set forth below.

Proposal #1 – To consider and vote upon the election of two Class II directors.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Withheld	Number of Broker Non-Votes

Charles R. Trimble	10,018,614	193,254	3,020,213

Martin A. Kits van Heyningen	10,033,261	178,607	3,020,213

Proposal #2 – To approve an amendment to KVH’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes

12,665,230	555,508	11,343	0

Proposal #3 – To approve an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 4,250,000 and to make certain other changes to the plan (which are described in more detail in Item 5.02(e) above).

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes

6,728,276	3,479,318	4,274	3,020,213

Proposal #4 – To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan by 50,000 to 600,000.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes

9,780,826	346,399	84,643	3,020,213

Proposal #5 – To ratify the appointment of KPMG LLP as KVH’s independent registered public accounting firm.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes

13,074,256	139,836	17,989	0

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Item No.	Description

10.1	KVH Industries, Inc. Third Amended and Restated 2006 Stock Incentive Plan

10.2	KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: June 2, 2010	BY:	/S/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial and Accounting Officer

EXHIBIT INDEX

Item No.	Description

10.1	KVH Industries, Inc. Third Amended and Restated 2006 Stock Incentive Plan

10.2	KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan